UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on October 12, 2021, Delcath Systems, Inc. (the “Company”) caused its wholly owned subsidiary, Delcath Systems, Ltd., to notify medac GmbH, a privately held, multi-national pharmaceutical company based in Germany (“medac”) in writing that it was terminating the License, Supply and Marketing Agreement dated December 10, 2018 between Delcath Systems, Ltd. and medac (the “Agreement”) due to medac’s nonpayment of a milestone payment due under the Agreement, with the effective date of termination of the Agreement being April 12, 2022. medac disputed having an obligation to make a milestone payment under the Agreement and demanded withdrawal of the termination notice. The Company declined to withdraw the termination notice, and on December 16, 2021 Delcath Systems, Ltd. initiated an arbitration proceeding pursuant to the dispute resolution provisions of the Agreement.

On December 30, 2021, Delcath Systems, Ltd. received a letter from medac stating that, due to its failure to withdraw the termination notice, medac was terminating the Agreement with immediate effect. In the letter, medac reserved its rights in full, including a purported claim for damages for wrongful termination. In a separate letter, medac agreed to work with the Delcath Systems, Ltd. to arrange an orderly transition in order to minimize the impact of any termination on patients and physicians.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: January 6, 2022	By:	/s/ Gerard Michel
		Name:	Gerard Michel
		Title:	Chief Executive Officer